As filed with the Securities and Exchange Commission on December 6, 2010
Registration No. 333 - 101659

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TNFG Corporation
(Exact name of registrant as specified in its charter)

Illinois	75-2375969
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2305 Cedar Springs Rd., Suite 100
Dallas, TX 75201
(214) 954-0324
(Address of Principal Executive Offices)

2002 Consulting Agreements
(Full title of the plan)

Murrey Wanstrath
Chief Financial Officer
TNFG Corporation
2305 Cedar Springs Rd., Suite 100
Dallas, TX 75201
(214) 954-0324
(Name and Address of Agent for Service)

Copy to:
Mark Kindelin
Barnes & Thornburg LLP
1 North Wacker Drive, Suite 4400
Chicago, IL 60606
(312) 214-8317

                Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the "Post-Effective Amendment") relates to the Registration Statement on Form S-8, (Registration No. 333-101659) filed by TNFG Corporation, previously known as Terra Nova Financial Group, Inc. (the "Company") on December 5, 2002 (the "Registration Statement") registering shares of common stock of the Company to be issued in connection with 2002 Consulting Agreements.

This Post-Effective Amendment is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 6, 2010.

TNFG Corporation (Registrant)

By: /s/ Bernay Box
Bernay Box Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated:

Signature

/s/ Bernay Box	Date: December 6, 2010
Bernay Box Director and Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Murrey Wanstrath	Date: December 6, 2010
Murrey Wanstrath Director, Chief Financial Officer, and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Charles B. Brewer	Date: December 6, 2010
Charles B. Brewer Director